SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         August 14, 1998



                        BANYAN STRATEGIC REALTY TRUST
           (Exact name of Registrant as specified in its charter)


  Massachusetts                    0-15465                   36-3375345
(State of or other            (Commission File           (I.R.S. Employer
  jurisdiction of                  Number)                 Identification
  incorporation)                                              Number)




150 South Wacker Drive, Suite 2900, Chicago, IL                 60606
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code          (312) 553-9800


This document consists of 3 pages.




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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On August 14, 1998, the Trust acquired from an unaffiliated third party a 100% fee simple interest in two office/industrial park properties located in the suburbs of Atlanta, Georgia, for a purchase price of approximately $18.1 million. The properties were purchased utilizing proceeds from the Trust's secured line of credit in the amount of approximately $10.6 million, proceeds from an unsecured credit facility in the amount of approximately $7.4 million, and the remainder was paid from the operating cash reserves.

TECHNOLOGY PARK

      Technology Park, located in Norcross, Georgia, consists of three office buildings containing approximately 145,700 square feet. The property was 100% occupied with twelve tenants at the time of the acquisition. The major tenants at the property are: General Electric Plastics; Foster Wheeler; Andritz, Kone Wood, Inc.; Gulliver Ritchie Associates, Inc. and Frame Technology Corp.

JOHNS CREEK OFFICE AND INDUSTRIAL PARK

      Johns Creek property consists of two flex/industrial buildings located in Duluth and Suwanee, Georgia. The property contains approximately 119,300 square feet and was 100% occupied with two tenants at the time of the acquisition. The two tenants are Scientific & Business Microcomputer and Williams Die & Mold.

      The day-to-day operations of the properties are managed by a local management company, which will receive a management fee each month equal to 3.4% of gross collections for the office properties and 3% of gross collections for the flex/industrial properties, for these management services. The term of the management agreement is for one year, cancelable upon 30 days written notice. If not terminated, the agreement will automatically renew for additional periods of one year each.

ITEM 5.     OTHER INFORMATION

      On August 19, 1998, the Trust issued a Press Release, a copy of which is attached hereto as Exhibit (99.17) and is incorporated herein by reference.

      On August 28, 1998, the Trust issued a Press Release, a copy of which is attached hereto as Exhibit (99.18) and is incorporated herein by reference.

ITEM 7.     STATEMENTS AND EXHIBITS.

      The Trust is currently unable to provide the financial statements and pro forma financial information as part of this report as required under
Item 7 Financial Statements, Pro Forma Financial Information and Exhibits
(a)(b) of Form 8-K as of the date hereof. As of the date of this filing, the Trust's independent accountants had not completed the audits of the 1997 and 1998 operating results of the properties on which the Trust bases its pro forma operating estimates. The Trust currently anticipates completion of the audit and filing of all required financial statements and pro forma financial information for the properties within sixty days of the date of this report.

      (c)   Exhibits

            EXHIBIT NUMBER          DESCRIPTION

            Exhibit (99.17)         Press Release dated August 19, 1998
            Exhibit (99.18)         Press Release dated August 28, 1998



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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 31, 1998                    BANYAN STRATEGIC REALTY TRUST
                                          (Registrant)



                                    By:   /s/ Joel L. Teglia
                                          Vice President,
                                          Chief Financial and
                                          Accounting Officer